As filed with the Securities and Exchange Commission on December 4, 2007
Registration No. 333-___

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1677033 (I.R.S. Employer Identification Number)
2220 W. 14th Street
Tempe, Arizona 85281
(602) 850-5000
(Address including zip code, and telephone number, including area code, of principal executive offices)

AMENDED AND RESTATED 2003 INCENTIVE COMPENSATION PLAN
2007 EQUITY INCENTIVE PLAN
(Full title of the plans)

Jeffrey W. Lunsford
President, Chief Executive Officer
and Chairman
Limelight Networks, Inc.
2220 W. 14th Street
Tempe, Arizona 85281
(602) 850-5000
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Mark L. Reinstra, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
Title of	Maximum		Maximum		Maximum
Securities	Amount		Offering		Aggregate		Amount of
to be	to be		Price Per		Offering		Registration
Registered	Registered (1)		Share		Price		Fee
Common Stock, $0.001 par value per share	9,077,918	(2)	$5.82	(3)	$52,833,482.76	(4)	$1,621.99
Common Stock, $0.001 par value per share	6,614,172	(5)	$7.36	(6)	$48,680,305.92		$1,494.49
TOTAL	15,692,090				$101,513,788.68		$3,116.48

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock of the Registrant that become issuable under its Amended and Restated 2003 Incentive Compensation Plan or 2007 Equity Incentive Plan that by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	This subtotal represents the sum of 7,790,118 shares issuable upon exercise of options that have been granted as of the date of this Registration Statement issued under the Amended and Restated 2003 Incentive Compensation Plan and 1,287,800 shares issuable upon exercise of options that have been granted as of the date of this Registration Statement issued under the 2007 Equity Incentive Plan. No additional options will be issued pursuant to the Amended and Restated 2003 Incentive Compensation Plan.

(3)	Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(4)	Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 2 above.

(5)	This subtotal represents shares reserved for issuance under the 2007 Equity Incentive Plan.

(6)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of our common stock as reported in The Nasdaq Global Market on November 29, 2007.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-5.1
EX-23.1

LIMELIGHT NETWORKS, INC.
REGISTRATION STATEMENT ON FORM S-8
PART I
INFORMATION REQUIRED IN THE PROSPECTUS
Item 1.     Plan Information.
     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2.     Registration Information and Employee Plan Annual Information.
     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Limelight Networks, Inc. (the “Registrant”) with the Commission:
     (1)     The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1, as amended (Registration Nos. 333-141516 and 333-143583), as declared effective on June 7, 2007.
     (2)     The description of the Registrant’s common stock shares contained in the Registrant’s Registration Statement on Form 8-A filed on May 30, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as declared effective on June 7, 2007, including any amendment or report filed for the purpose of updating such description.
     (3)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Commission on August 14, 2007, and Amended Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Commission on October 29, 2007.
     (4)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the Commission on November 14, 2007.
     (5)     The Registrant’s Current Reports on Form 8-K, filed with the Commission on August 9, 2007, August 13, 2007, October 11, 2007, October 29, 2007, November 5, 2007, and November 13, 2007.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.     Description of Securities.
     Not applicable.
Item 5.     Interests of Named Experts and Counsel.
     Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, P.C. own an interest representing less than 1% of the Registrant’s outstanding common stock.
Item 6.     Indemnification of Directors and Officers.
     The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. The Registrant’s amended and restated certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.
     Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.
     The Registrant has entered into indemnification agreements with each of its directors and officers, in addition to the indemnification provided for in the Registrant’s amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and officers in the future.
     The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
     The indemnification provision in the Registrant’s amended and restated certificate of incorporation, bylaws and the indemnification agreements entered into between the Registrant and the Registrant’s directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act.
     See also the Registrant’s undertakings under Item 9 of this Registration Statement.
Item 7.     Exemption from Registration Claimed.
     Not applicable.
Item 8.     Exhibits.

Exhibit
Number	Description
4.1*	Specimen Common Stock certificate of the Registrant
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.2*	Amended and Restated 2003 Incentive Compensation Plan and form of agreement thereunder
10.3*	2007 Equity Incentive Plan and form of agreement thereunder
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1	Power of Attorney (see page II-5)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.
Item 9.     Undertakings.
     A.     The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
          Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
               (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 4th day of December, 2007.

LIMELIGHT NETWORKS, INC.
By:	/s/ Jeffrey W. Lunsford
Jeffrey W. Lunsford, President, Chief Executive Officer and Chairman

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey W. Lunsford and Matthew Hale, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey W. Lunsford Jeffrey W. Lunsford	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 4, 2007
/s/ Matthew Hale Matthew Hale	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 4, 2007
/s/ Walter D. Amaral Walter D. Amaral	Director	December 4, 2007
/s/ Joseph H. Gleberman Joseph H. Gleberman	Director	December 4, 2007
/s/ Fredric W. Harman Fredric W. Harman	Director	December 4, 2007
/s/ Mark A. Jung Mark A. Jung	Director	December 4, 2007
Allan M. Kaplan	Co-Founder and Director	December 4, 2007
/s/ Peter J. Perrone Peter J. Perrone	Director	December 4, 2007
/s/ David C. Peterschmidt David C. Peterschmidt	Director	December 4, 2007
Nathan F. Raciborski	Co-Founder, Chief Technical Officer and Director	December 4, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1*	Specimen Common Stock certificate of the Registrant
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.2*	Amended and Restated 2003 Incentive Compensation Plan and form of agreement thereunder
10.3*	2007 Equity Incentive Plan and form of agreement thereunder
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1	Power of Attorney (see page II-5)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-141516), as declared effective on June 7, 2007.